Exhibit 99.1

December 9, 2011

<<Financial Representative Name>>
<<Street Address>>
<<City, State, Zip Code>>

Re: Disbursements from Property Sales

Dear << Financial Representative>>:

We are pleased to announce that the general partners of the Wells Real Estate Funds Limited Partnership portfolio anticipate making a distribution of net proceeds from the sale of certain properties. For your reference, we have included information regarding the specific property sales from which we expect this disbursement of net sale proceeds to be generated and the total anticipated disbursement for the respective Wells Real Estate Funds L.P.s.

Wells Real Estate Funds Limited Partnership        Anticipated Net Disbursement

<<Wells Real Estate Fund IX	$3,500,000
14079 Senlac Drive
Avaya Building
360 Interlocken Boulevard >>

<<Wells Real Estate Fund XIV	$7,000,000

Randstad Building
150 Apollo Drive >>

In accordance with the partnership agreement, the distribution will be made to limited partners of record as of March 31, 2012. Under the partnership agreement, transfers of units are effective on the first day of the quarter following receipt of the request. Therefore, an investor must be on record with Wells as a limited partner on January 1, 2012, in order to be eligible for this distribution.

Examples:

1.
If your clients are in the process of completing a sale of their shares in the Wells L.P. Fund on the secondary market, and should the transaction be completed prior to January 1, 2012, the new limited partner will receive the distribution of net sale proceeds.

6200 The Corners Parkway    Norcross, GA 30092-3365    Tel: 770-449-7800Tel: 800-557-4830    Fax: 770-243-8198
www.WellsREF.com

2.	If your clients are in the process of purchasing units on the secondary market, the transaction must be completed prior to January 1, 2012, in order for them to participate in this distribution.

The partnership agreement dictates how proceeds will be distributed. As a result, some units may not be eligible for this distribution. In the next 30-60 days, we will inform you and your clients as to whether their units are eligible to participate in this disbursement of net sale proceeds, the estimated amount of their distribution, and the various means for receiving funds. At that time, we also will provide you with a list of your clients who will be receiving the follow-up notification.

Please note that the amounts to be received by each individual limited partner cannot be determined at this time, as the limited partners of record have not been finalized. Also, in accordance with the terms of the partnership agreement, the general partners will not be receiving any sale proceeds at this time.

Should you have any questions, please contact us at 800-557-4830. Our Client Services Specialists are available Monday through Thursday from 8:15 a.m. to 6:30 p.m., and Friday from 8:15 a.m. to 5:30 p.m. (ET).

Thank you for your continued confidence in Wells Real Estate Funds.

Sincerely,

Thomas E. Larkin
Chief Sales Officer

Enclosures

Disclosures
This material may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers of this material should be aware that there are various factors that could cause actual results to differ materially from any forward-looking statements made in this letter. Factors that could cause or contribute to such differences include, but are not limited to, changes in general economic and business conditions, industry trends, changes in government rules and regulations (including changes in tax laws), and increases in interest rates. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this letter. We do not make any representations or warranties (expressed or implied) about the accuracy of any such forward-looking statements. This is neither an offer nor a solicitation to purchase securities.

LPMPLTRI1108-0549FA